Exhibit 10.7

AMENDMENT TO WARRANTS

This AMENDMENT TO WARRANTS (this “Amendment”) dated as of May 8, 2018, by and between Micronet Enertec Technologies, Inc. (the “Company”) and YA II PN Ltd. (the “Holder”). Each of the Company and the Holder shall be referred to collectively as the “Parties” and individually as a “Party.”

WITNESSETH:

WHEREAS, on March 29, 2018, the Company issued the Holder certain warrants to purchase 375,000 shares (Warrant No. MICT-6), 200,000 shares (Warrant No. MICT-7) and 112,500 shares (Warrant No. MICT-8) (collectively referred to as the “Warrants”) of the Company’s common stock, pursuant to the terms of a certain Securities Purchase Agreement dated March 29, 2018 (the “SPA”) executed by and between and among the Company, Enertec Electronics Ltd. and the Holder; and

WHEREAS, the Parties desire to amend the Warrants to pursuant to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties agree with the others as follows:

1. Section 2(a) contained in each of the Warrants shall be amended and restated to reflect the following: “[RESERVED].”

2. Except as herein amended, the Warrants shall remain in full force and effect.

3. Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

4. Counterparts. This Amendment may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5. Headings. The headings of Articles and Sections in this Amendment are provided for convenience only and will not affect its construction or interpretation.

6. Waiver. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Amendment or any of the documents referred to in this Amendment will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

7. Severability. The invalidity or unenforceability of any provisions of this Amendment pursuant to any applicable law shall not affect the validity of the remaining provisions hereof, but this Amendment shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held, and the remaining provisions of this Amendment shall remain in full force and effect. If the Amendment may not be effectively construed as if not containing the provision held invalid or unenforceable, then the provision contained herein that is held invalid or unenforceable shall be reformed so that it meets such requirements as to make it valid or enforceable.

8. Governing Law. This Amendment shall be governed by and construed according to the laws of the State of New York, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Amendment shall be resolved exclusively in the competent federal or state court sitting in the City of New York, Borough of Manhattan, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Warrants to be duly executed as of the day and year first above written.

Company:

MICRONET ENERTEC TECHNOLOGIES, INC.

By:	/s/ David Lucatz
Name:	David Lucatz
Title:	Chief Executive Officer

Holder:

YA II PN LTD.

By:	/s/ David Gonzalez
Name:	David Gonzalez
Title:	Managing Member and General Counsel